Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
H2Diesel Holdings, Inc.

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 30, 2007, relating to the consolidated financial statements of H2Diesel Holdings, Inc. appearing in this Registration Statement, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Imowitz Koenig & Co., LLP

New York, New York
July 6, 2007